Exhibit 99.1

FOR IMMEDIATE RELEASE                                    [GRAPHIC LOGO OMITTED]
                                                        SYCAMORE NETWORKS, INC.
CONTACT:

Press Inquiries                             Investor Inquiries
Scott Larson                                Andrew Kramer
Public Relations                            Investor Relations
Sycamore Networks, Inc.                     Sycamore Networks, Inc.
978-250-3433                                978-367-7368
scott.larson@sycamorenet.com                andy.kramer@sycamorenet.com
----------------------------                ---------------------------

SYCAMORE NETWORKS, INC. REPORTS FIRST QUARTER FISCAL YEAR 2004 FINANCIAL RESULTS

CHELMSFORD, Mass., November 11, 2003 - Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent optical networking, today reported its first quarter results for the period ended October 25, 2003.

Revenue for the first quarter of fiscal 2004 was $8.4 million, compared with $5.9 million for the first quarter of fiscal 2003.

Net loss for the first quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $12.2 million or $(0.05) per share, compared with a net loss of $17.4 million, or $(0.07) per share for the first quarter of fiscal 2003. Pro forma net loss, a non-GAAP financial measure, for the first quarter of fiscal 2004 was $10.7 million, or $(0.04) per share, compared with a pro forma net loss of $15.0 million, or $(0.06) per share for the first quarter of fiscal 2003. The reconciliation between net loss on a GAAP basis and pro forma net loss is provided in a table immediately following the Unaudited Consolidated Statements of Operations.

"Sycamore's first quarter financial results reflect efforts to balance strategic investments in the business with expense management and cash preservation," stated Daniel E. Smith, Sycamore's president and chief executive officer. "Despite challenging market conditions, we continue to support initiatives covering technology innovation, customer relationships and financial management."

Conference Call Webcast
Sycamore plans to review its first quarter results and discuss its business outlook during a conference call today beginning at 4:30 p.m. EST. A Webcast of the conference call, along with GAAP reconciliation information, is available to all interested parties on the Sycamore web site located at www.sycamorenet.com under the Investor Relations section. Interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Sycamore's president and chief executive officer, Daniel E. Smith and chief financial officer, Frances M. Jewels.

About Sycamore Networks
Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets optical networking products for telecommunications service providers worldwide. The Company's products enable service providers to easily and cost-effectively transition their existing fiber optic network into an infrastructure that can provision, manage and deliver economic, high-bandwidth services to their customers. For more information, please visit www.sycamorenet.com.

Except for the historical information contained herein, we wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results or events could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the rate of product purchases by current and prospective customers; the commercial success of the Company's line of intelligent optical networking products; the Company's reliance on a limited number of customers; new product introductions and enhancements by the Company and its competitors; the length and variability of the sales cycles for the Company's products; competition; manufacturing and sourcing risks; variations in the Company's quarterly results; general economic conditions including stock market volatility and capital market conditions as well as conditions specific to the telecommunications, Internet and related industries; and the other factors discussed in the Company's most recently filed Form 10-K and Form 10-Q, and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures
The Company provides pro forma financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for GAAP, and may be different from pro forma measures used by other companies. The items excluded from pro forma results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company's control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants primarily in connection with the Company's initial public offering and acquisitions.

The non-GAAP financial data is provided to enhance the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company's core operating results because such charges are associated with past events and are not related to current operations. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or as being superior to, operating losses, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Sycamore Networks, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)


                                                October 25, 2003  July 31, 2003
                                                ----------------  -------------
Assets

Current assets:
   Cash and cash equivalents                        $   221,539     $   250,595
   Short-term investments                               428,636         421,784
   Accounts receivable, net                               7,374          10,769
   Inventories                                            7,311           5,117
   Prepaids and other current assets                      4,491           3,680
                                                    -----------     -----------
Total current assets                                    669,351         691,945

Property and equipment, net                              12,176          14,589
Long-term investments                                   336,674         323,204
Other assets                                              2,567           2,890
                                                    -----------     -----------
Total Assets                                        $ 1,020,768     $ 1,032,628
                                                    ===========     ===========

Liabilities and Stockholders' Equity

Deferred revenue                                    $     2,629     $     2,677
Other current liabilities                                18,853          18,350
Restructuring liabilities                                17,233          19,086
                                                    -----------     -----------
Total current liabilities                                38,715          40,113

Common stock                                                272             272
Additional paid-in capital                            1,734,576       1,733,476
Accumulated deficit                                    (748,369)       (736,192)
Other equity                                             (4,426)         (5,041)
                                                    -----------     -----------
Total stockholders' equity                              982,053         992,515
                                                    -----------     -----------
Total Liabilities and Stockholders' Equity          $ 1,020,768     $ 1,032,628
                                                    ===========     ===========

Sycamore Networks, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share data)

                                                           Three Months Ended
                                                     October 25,       October 26,
                                                        2003              2002
                                                        ----              ----
Revenue                                                $   8,441      $   5,938

Cost of revenue                                            5,719          7,143
   Stock-based compensation                                  180            356
   Payroll tax on stock option exercises                       5           --
                                                       ---------      ---------
      Gross profit (loss)                                  2,537         (1,561)

Operating expenses:
   Research and development                               11,297         13,923
   Sales and marketing                                     4,410          4,941
   General and administrative                              1,968          1,658
   Stock-based compensation                                1,305          2,017
   Payroll tax on stock option exercises                       2              5
                                                       ---------      ---------
      Total operating expenses                            18,982         22,544

Loss from operations                                     (16,445)       (24,105)

Interest and other income, net                             4,268          6,743
                                                       ---------      ---------
Net loss                                               $ (12,177)     $ (17,362)
                                                       =========      =========

Diluted net loss per share                             $   (0.05)     $   (0.07)
Weighted average shares used in computing
   diluted net loss per share                            270,474        262,300

Sycamore Networks, Inc.
Unaudited Pro Forma Consolidated Statements of Operations (a Non-GAAP Financial
Measure) (a)
(in thousands, except per share data)

                                         Three Months Ended October 25, 2003      Three Months Ended October 26, 2002
                                                                      Pro Forma                                Pro Forma
                                            GAAP                       Results         GAAP                     Results
                                          Results       Adjustments   (Non-GAAP)(a)  Results     Adjustments   (Non-GAAP)(a)
                                          -------       -----------   ------------   -------     -----------   ------------
Revenue                                   $   8,441     $   --      $   8,441       $   5,938    $    --      $   5,938

Cost of revenue                               5,719         --          5,719           7,143         --          7,143
   Stock-based compensation                     180         (180)        --               356         (356)        --
   Payroll tax on stock option
    exercises                                     5           (5)        --              --           --           --
                                          ---------    ---------    ---------       ---------    ---------    ---------
     Gross profit (loss)                      2,537          185        2,722          (1,561)         356       (1,205)

Operating expenses:
   Research and development                  11,297         --         11,297          13,923         --         13,923
   Sales and marketing                        4,410         --          4,410           4,941         --          4,941
   General and administrative                 1,968         --          1,968           1,658         --          1,658
   Stock-based compensation                   1,305       (1,305)        --             2,017       (2,017)        --
   Payroll tax on stock option
     exercises                                    2           (2)        --                 5           (5)        --
                                          ---------    ---------    ---------       ---------    ---------    ---------
      Total operating expenses               18,982       (1,307)      17,675          22,544       (2,022)      20,522

Loss from operations                        (16,445)       1,492      (14,953)        (24,105)       2,378      (21,727)

Interest and other income, net                4,268         --          4,268           6,743         --          6,743
                                          ---------    ---------    ---------       ---------    ---------    ---------
Net loss                                  $ (12,177)   $   1,492    $ (10,685)      $ (17,362)   $   2,378    $ (14,984)
                                          =========    =========    =========       =========    =========    =========

Diluted net loss per share                $   (0.05)                $   (0.04)      $   (0.07)                $   (0.06)

Weighted average shares used in
   computing diluted net loss per share     270,474                   270,474         262,300                   262,300


(a) These Unaudited Pro Forma Consolidated Statements of Operations (a Non-GAAP Financial Measure) are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the Non-GAAP Financial Measure to GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises included in gross profit (loss) and operating expenses.